Exhibit 5(b)

Thelen Reid & Priest LLP Attorneys At Law 875 Third Avenue New York, NY 10022-6225 Tel. 212.603.2000 Fax 212.603.2001 www.thelenreid.com

September 5, 2006

FPL Group, Inc.
FPL Group Capital Inc
Florida Power & Light Company
FPL Group Capital Trust II
FPL Group Capital Trust III
FPL Group Trust I
FPL Group Trust II
Florida Power & Light Company Trust I
Florida Power & Light Company Trust II
700 Universe Boulevard
Juno Beach, Florida 33408

Ladies and Gentlemen:

As counsel for FPL Group, Inc., a Florida corporation (“FPL Group”), FPL Group Capital Inc, a Florida corporation (“FPL Group Capital”), Florida Power & Light Company, a Florida corporation (“FPL”), FPL Group Capital Trust II, a Delaware statutory trust, FPL Group Capital Trust III, a Delaware statutory trust (together with FPL Group Capital Trust II, the “FPL Group Capital Trusts”), FPL Group Trust I, a Delaware statutory trust, FPL Group Trust II, a Delaware statutory trust (together with FPL Group Trust I, the “FPL Group Trusts”), Florida Power & Light Company Trust I, a Delaware statutory trust, and Florida Power & Light Company Trust II, a Delaware statutory trust (together with Florida Power & Light Company Trust I, the “FPL Trusts”) (the FPL Group Capital Trusts, the FPL Group Trusts and the FPL Trusts are herein referred to collectively as the “Trusts”), we have participated in the preparation of a joint registration statement on Form S-3 to be filed on or about the date hereof with the Securities and Exchange Commission (“Commission”) under the Securities Act of 1933, as amended (“Securities Act”), in connection with the registration by:

(a) FPL Group of an unspecified amount of (i) its guarantee relating to FPL Group Capital Senior Debt Securities (as defined below) (“FPL Group Senior Debt Securities Guarantee”); (ii) its guarantee of the FPL Group Capital Subordinated Debentures (as defined below) (“FPL Group Subordinated Debenture Guarantee”); (iii) its unsecured debt securities (“FPL Group Senior Debt Securities”); (iv) its junior subordinated debentures (“FPL Group Subordinated Debentures”); and (v) its guarantee of Preferred Trust Securities (as defined below) of FPL Group Capital Trust and FPL Group Trust (“FPL Group Preferred Trust Securities Guarantee”);

(b) FPL Group Capital of an unspecified amount of (i) its unsecured debt securities (“FPL Group Capital Senior Debt Securities”) and (ii) its junior subordinated debentures (“FPL Group Capital Subordinated Debentures”);

FPL Group, Inc.
FPL Group Capital Inc
Florida Power & Light Company
FPL Group Capital Trust II
FPL Group Capital Trust III
FPL Group Trust I
FPL Group Trust II
Florida Power & Light Company Trust I
Florida Power & Light Company Trust II
September 5, 2006

(c) FPL of an unspecified amount of (i) its first mortgage bonds (the “Bonds”); (ii) its junior subordinated debentures (“FPL Subordinated Debentures”); and (iii) its guarantee of Preferred Trust Securities (as defined below) of the FPL Trusts (“FPL Preferred Trust Securities Guarantee”); and

(d) the Trusts of an unspecified amount of their preferred trust securities (“Preferred Trust Securities”).

In connection therewith, we have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby.

Based upon the foregoing, we are of the opinion that:

1.    The FPL Group Capital Senior Debt Securities and the FPL Group Senior Debt Securities Guarantee will be valid, legal and binding obligations of FPL Group Capital and FPL Group, respectively, except as limited or affected by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights and remedies generally and general principles of equity, when:

a.    a duly-authorized officer of FPL Group Capital, acting within the authority granted by the then current resolutions of the Board of Directors of FPL Group Capital, approves and establishes the terms and provisions of the FPL Group Capital Senior Debt Securities in accordance with the Indenture (For Unsecured Debt Securities) dated as of June 1, 1999, between FPL Group Capital and The Bank of New York, as Trustee; and

b.     the FPL Group Capital Senior Debt Securities are issued and sold in accordance with their respective terms and provisions and as contemplated by the Registration Statement.

2.     The FPL Group Senior Debt Securities will be valid, legal and binding obligations of FPL Group, except as limited or affected by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights and remedies generally and general principles of equity, when:

a.     an indenture (“FPL Group Indenture”) with respect to such FPL Group Senior Debt Securities shall have been executed and delivered by a duly-authorized officer of FPL Group and by the trustee under such FPL Group Indenture;

FPL Group, Inc.
FPL Group Capital Inc
Florida Power & Light Company
FPL Group Capital Trust II
FPL Group Capital Trust III
FPL Group Trust I
FPL Group Trust II
Florida Power & Light Company Trust I
Florida Power & Light Company Trust II
September 5, 2006

b.     a duly-authorized officer of FPL Group, acting within the authority granted by the then current resolutions of the Board of Directors of FPL Group, approves and establishes the terms and provisions of the FPL Group Senior Debt Securities in accordance with the FPL Group Indenture; and

c.     the FPL Group Senior Debt Securities are issued and sold in accordance with their respective terms and provisions and as contemplated by the Registration Statement.

3.     The FPL Group Subordinated Debentures will be valid, legal and binding obligations of FPL Group, except as limited or affected by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights and remedies generally and general principles of equity, when:

a.     a subordinated indenture (“FPL Group Subordinated Indenture”) with respect to such FPL Group Subordinated Debentures shall have been executed and delivered by a duly-authorized officer of FPL Group and by the trustee under such FPL Group Subordinated Indenture;

b.     a duly-authorized officer of FPL Group, acting within the authority granted by the then current resolutions of the Board of Directors of FPL Group, approves and establishes the terms and provisions of the FPL Group Subordinated Debentures in accordance with the FPL Group Subordinated Indenture; and

c.     the FPL Group Subordinated Debentures are issued and sold in accordance with their respective terms and provisions and as contemplated by the Registration Statement.

4.     The FPL Group Capital Subordinated Debentures and the FPL Group Subordinated Debenture Guarantee will be valid, legal and binding obligations of FPL Group Capital and FPL Group, respectively, except as limited or affected by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights and remedies generally and general principles of equity, when:

a.     if the FPL Group Capital Subordinated Debentures will not be issued pursuant to the Indenture (For Unsecured Subordinated Debt Securities relating to Trust Securities) dated as of March 1, 2004 (“FPL Group Capital 2004 Subordinated Indenture”), among FPL Group Capital, FPL Group and The Bank of New York, as Trustee, then a subordinated indenture (“FPL Group Capital New Subordinated Indenture”) with respect to such FPL Group Capital Subordinated Debentures shall have been executed and delivered by a

FPL Group, Inc.
FPL Group Capital Inc
Florida Power & Light Company
FPL Group Capital Trust II
FPL Group Capital Trust III
FPL Group Trust I
FPL Group Trust II
Florida Power & Light Company Trust I
Florida Power & Light Company Trust II
September 5, 2006

duly-authorized officer of FPL Group Capital, by a duly-authorized officer of FPL Group and by the trustee under such FPL Group Capital New Subordinated Indenture;

b.     a duly-authorized officer of FPL Group Capital, acting within the authority granted by the then current resolutions of the Board of Directors of FPL Group Capital, approves and establishes the terms and provisions of the FPL Group Capital Subordinated Debentures in accordance with the FPL Group Capital 2004 Subordinated Indenture or the FPL Group Capital New Subordinated Indenture;

c.     a duly-authorized officer of FPL Group, acting within the authority granted by the then current resolutions of the Board of Directors of FPL Group, endorses the FPL Group Subordinated Debenture Guarantee onto the FPL Group Capital Subordinated Debentures; and

d.     the FPL Group Capital Subordinated Debentures are issued and sold in accordance with their respective terms and provisions and as contemplated by the Registration Statement.

5.    The FPL Group Preferred Trust Securities Guarantee will be a valid, legal and binding obligation of FPL Group, except as limited or affected by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights and remedies generally and general principles of equity, when:

a.     a preferred trust securities guarantee agreement (“FPL Group Preferred Trust Securities Guarantee Agreement”) with respect to such FPL Group Preferred Trust Securities Guarantee shall have been executed and delivered by a duly-authorized officer of FPL Group and by the trustee under such FPL Group Preferred Trust Securities Guarantee Agreement; and

b.     the Preferred Trust Securities are issued and sold by an FPL Group Trust or an FPL Group Capital Trust in accordance with their respective terms and provisions and as contemplated by the Registration Statement.

6.     The Bonds will be valid, legal and binding obligations of FPL, except as limited or affected by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting mortgagees’ and other creditors’ rights and remedies generally and general principles of equity, when:

FPL Group, Inc.
FPL Group Capital Inc
Florida Power & Light Company
FPL Group Capital Trust II
FPL Group Capital Trust III
FPL Group Trust I
FPL Group Trust II
Florida Power & Light Company Trust I
Florida Power & Light Company Trust II
September 5, 2006

a.     the Bonds are issued and sold pursuant to authority contained in an order of the Florida Public Service Commission (“FPSC”);

b.     a duly-authorized officer of FPL, acting within the authority granted by the then current resolutions of the Board of Directors of FPL and, if applicable, of the Finance Committee of the Board of Directors of FPL, approves and establishes the terms and provisions of the Bonds in accordance with the Mortgage and Deed of Trust dated as of January 1, 1944, as amended and supplemented, from FPL to Deutsche Bank Trust Company Americas, as Trustee; and

c.     the Bonds are issued and sold in accordance with their respective terms and provisions and as contemplated by the Registration Statement.

7.     The FPL Subordinated Debentures will be valid, legal and binding obligations of FPL, except as limited or affected by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights and remedies generally and general principles of equity, when:

a.     the FPL Subordinated Debentures are issued and sold pursuant to authority contained in an order of the FPSC;

b.     a subordinated indenture (“FPL Subordinated Indenture”) with respect to such FPL Subordinated Debentures shall have been executed and delivered by a duly-authorized officer of FPL and by the trustee under such FPL Subordinated Indenture;

c.     a duly-authorized officer of FPL, acting within the authority granted by the then current resolutions of the Board of Directors of FPL and, if applicable, of the Finance Committee of the Board of Directors of FPL, approves and establishes the terms and provisions of the FPL Subordinated Debentures in accordance with the FPL Subordinated Indenture; and

d.     the FPL Subordinated Debentures are issued and sold in accordance with their respective terms and provisions and as contemplated by the Registration Statement.

8.     The FPL Preferred Trust Securities Guarantee will be a valid, legal and binding obligation of FPL, except as limited or affected by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights and remedies generally and general principles of equity, when:

FPL Group, Inc.
FPL Group Capital Inc
Florida Power & Light Company
FPL Group Capital Trust II
FPL Group Capital Trust III
FPL Group Trust I
FPL Group Trust II
Florida Power & Light Company Trust I
Florida Power & Light Company Trust II
September 5, 2006

a.     a preferred trust securities guarantee agreement (“FPL Preferred Trust Securities Guarantee Agreement”) with respect to such FPL Preferred Trust Securities Guarantee shall have been executed and delivered by a duly-authorized officer of FPL pursuant to authority contained in an order of the FPSC and by the trustee under such FPL Preferred Trust Securities Guarantee Agreement;

b.     the Preferred Trust Securities are issued and sold by an FPL Trust pursuant to authority contained in an order of the FPSC; and

c.     the Preferred Trust Securities are issued and sold in accordance with their respective terms and provisions and as contemplated by the Registration Statement.

Notwithstanding that the Registration Statement provides for the registration of an unspecified amount of the securities described above, the amount of any particular securities, as well as the aggregate amount of all such securities and any combination of such securities, that may be offered and sold as contemplated by the Registration Statement is limited to the amounts authorized from time to time by the respective board of directors (or duly authorized committee of the board of directors) of FPL Group, FPL Group Capital and FPL, as the case may be.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to us in the prospectuses included in the Registration Statement under the caption “Legal Opinions.” In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

We are members of the New York Bar and this opinion is limited to the laws of the State of New York and the federal laws of the United States insofar as they bear on the matters covered hereby. As to all matters of Florida law, we have relied, with your consent, upon the opinion of even date herewith rendered to you by Squire, Sanders & Dempsey L.L.P., Miami, Florida. As to all matters of Delaware law, we have relied, with your consent, on the opinions of even date rendered to you by Morris, James, Hitchens & Williams LLP, Wilmington, Delaware. As to all matters of New York law, Squire, Sanders & Dempsey L.L.P., is authorized to rely upon this opinion as if it were addressed to it.

                                                                                Very truly yours,

                                                        /s/ Thelen Reid & Priest LLP

                                                        THELEN REID & PRIEST LLP